UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Peachtree Street, N.E. Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

(800) 786-8787

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STI	New York Stock Exchange
Depositary Shares, Each Representing a 1/4000th Interest in a Share of Perpetual Preferred Stock, Series A	STI PRA	New York Stock Exchange
5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities of SunTrust Preferred Capital I (representing interests in shares of Perpetual Preferred Stock, Series B)	STI/PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS

BB&T Corporation (“BB&T”) and SunTrust Banks, Inc. (“SunTrust”) issued a joint press release on November 19, 2019, announcing that BB&T has received regulatory approval from the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and all required state regulators to complete the merger of equals with SunTrust pursuant to the Agreement and Plan of Merger, dated as of February 7, 2019 and amended as of June 14, 2019, by and between SunTrust and BB&T. A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Completion of the merger remains subject to customary closing conditions. Assuming such conditions are satisfied, the merger closing is expected to occur on December 6, 2019.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Joint Press Release issued by BB&T and SunTrust, dated November 19, 2019.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

By:	/s/ Curt Phillips
Curt Phillips
Senior Vice President, Assistant General Counsel and Assistant Corporate Secretary

Dated: November 19, 2019